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                                                                EXHIBIT 20(b)

                    ANNUAL STATEMENT AS TO COMPLIANCE


                          Officer's Certificate
                          ---------------------

     I, George Borst, President and Chief Executive Officer of Toyota Motor Credit Corporation ("TMCC"), hereby certify as follows:

     (a) a review of the activities of TMCC as Servicer under the Sale and Servicing Agreement (the "Agreement") dated June 1, 2000 among TMCC, Toyota Motor Credit Receivables Corporation as seller, for the period from June 27, 2000 through September 30, 2000, and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout such period.



Date:  December 20, 2000                        /S/ GEORGE E. BORST
                                        ------------------------------------
                                                  George E. Borst
                                                   President and
                                              Chief Executive Officer